SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 16, 2016

Neuralstem, Inc.

(Exact name of registrant as specified in Charter)

Delaware	001-33672	52-2007292
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employee Identification No.)

20271 Goldenrod Lane, 2nd Floor, Germantown, Maryland 20876

(Address of Principal Executive Offices)

(301) 366-4960

(Issuer Telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01      Entry into a Material Definitive Agreement.

On June 16, 2016, the Company entered into an amendment (“Amendment”) to the General Release and Waiver of Claims Agreement (“Agreement”) previously entered into by the Company and I. Richard Garr on March 2, 2016. The Agreement was previously disclosed in a current report on form 8-K filed with the Securities Exchange Commission on March 4, 2016. Pursuant to the Amendment, Mr. Garr will forego two lump sum payments of one hundred seventy seven thousand dollars ($177,000) (an aggregate of $354,000), owed to him by the Company and previously payable on January 1, 2017 and March 1, 2017 pursuant to the Agreement. A copy of the Amendment is attached as Exhibit 10.01 to this report.

Item 5.02      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 16, 2016, I. Richard Garr informed the board of directors of Neuralstem, Inc. (the “Company”) that he is resigning effective immediately as a member of the Company’s board of directors. Mr. Garr’s resignation from the board of directors of the Company did not result from any disagreement with the Company on matter relating to the Company’s operations, policies or practices. A copy of Mr. Garr’s resignation letter is attached as Exhibit 99.01 to this report.

Item 9.01      Financial Statement and Exhibits.

Exhibit No.	Description
10.01	Form of Amendment to General Release and Waiver of Claims Agreement between Neuralstem and I. Richard Garr
99.01	Letter From I. Richard Garr Dated June 16, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 16, 2016	Neuralstem, Inc.

/s/ Richard Daly
By: Richard Daly
Chief Executive Officer

          INDEX OF EXHIBITS

Exhibit No.	Description
10.01	Form of Amendment to General Release and Waiver of Claims Agreement between Neuralstem and I. Richard Garr
99.01	Letter From I. Richard Garr Dated June 16, 2016